                                                                    Exhibit 99.1

                             JOINT FILER INFORMATION

Name and Address:                            Third Point LLC
                                             390 Park Avenue
                                             New York, NY 10022

Date of Event Requiring Statement:           06/13/07
Issuer and Ticker Symbol:                    BioFuel Energy Corp. (BIOF)
Relationship to Issuer:                      10%Owner and Other
Designated Filer:                            Daniel S. Loeb

TABLE I INFORMATION

Title of Security:                           Class B Common Stock
Amount of Securities Beneficially Owned      4,328,800
Ownership Form:                              I
Nature of Indirect Beneficial Ownership:     (1)

TABLE II INFORMATION

Title of Derivative Security:                LLC Membership Units
Date Exercisable and Expiration Date         06/13/07 (2)
Title and Amount of Securities
    Underlying Derivative Security           Common Stock, 4,328,800 shares
Conversion or Exercise Price of
    Derivative Security                      $0 (2)
Ownership Form of Derivative Security        I
Nature of Indirect Beneficial Ownership:     (1)

Signature                                    THIRD POINT LLC

                                             By: DANIEL S. LOEB, Chief Executive
                                                 Officer

                                             By:   /s/ Justin Nadler
                                                   ------------------------------
                                             Name:  Justin Nadler
                                             Title: Attorney-in-Fact